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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  March 2, 2001

                          Loudeye Technologies, Inc.
            (Exact name of Registrant as specified in its charter)

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

          Delaware                               0-29583                    91-1908833
(State or other jurisdiction of         (Commission File Number)         (I.R.S.Employer
incorporation or organization)                                           Identification No.)
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                                 414 Olive Way
                              Seattle, WA  98101
              (Address of principal executive offices) (Zip code)


                                (206) 832-4000
             (Registrant's telephone number, including area code)
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Item 2.   Acquisition or Disposition of Assets

          (a) On March 2, 2001, Loudeye Technologies, Inc., a Delaware corporation (the "Company"), acquired DiscoverMusic.com, Inc., a Delaware
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corporation ("Target"), by the statutory merger (the "Merger") of Santa
              ------                                  ------
Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Company Sub"), with and into Target. The Merger was accomplished
          -----------
pursuant to the Agreement and Plan of Merger, dated as of January 30, 2001, among the Company, Target and Company Sub, and a related Certificate of Merger (collectively, the "Merger Agreement"). The Merger occurred following the
                    ----------------
approval of the Merger Agreement by the stockholders of Target pursuant to a written stockholder consent and satisfaction of certain other closing conditions. As a result of the Merger, the Company became the owner of 100% of the issued and outstanding shares of Target common stock and each outstanding share of Target Common Stock was converted into 0.142661 shares of the Company's Common Stock and the right to receive $0.333226.

          A total of approximately 3,677,013 shares of the Company's Common Stock and $8,588,759 will be issued to former Target stockholders in exchange for the acquisition by the Company of all outstanding Target common stock. Additionally, the Company will convert warrants to purchase shares of Target capital stock into warrants to purchase approximately 22,977 shares of the Company's Common Stock and the right to receive approximately $53,672 in cash. The source of the funds to be paid by the Company under the Merger Agreement is the Company's cash and cash equivalents.

          Under the terms of a related Registration Rights Agreement dated March 2, 2001, the shares of Company Common Stock issued to former Target stockholders are to be registered for resale pursuant to a resale registration statement on Form S-3, pursuant to the Securities Act of 1933, as amended, which is expected to be filed on or about April 2, 2001.

          Under the terms of the Merger Agreement and a related Escrow Agreement dated March 2, 2001, a total of 367,703 shares of the Company's Common Stock and $1,142,855 will be held in escrow for the purpose of indemnifying the Company and its respective affiliates, officers, directors, employees, representatives and agents against certain liabilities of Target. Such escrow will expire as provided in the Merger Agreement.

          The Acquisition will be accounted for as a purchase transaction. The ratio at which the Company's Common Stock was exchanged for Target Common Stock was determined pursuant to a formula set forth in the Merger Agreement. The formula was agreed upon in arms' length negotiations and took account of several factors concerning the relative valuations of the Company and Target.

          The above description of the transaction is a summary and as such is not intended to be complete and is subject to and qualified by reference to the agreements attached hereto as Exhibits 2.1 and 4.1 and two press releases issued by the Company on January 31, 2001 and March 2, 2001 concerning the Company's acquisition of Target attached hereto as Exhibits 20.1 and 20.2.

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      (b) Target provides song samples, music metadata and album cover art to online music retailers. The Company intends to continue such business.

Item 7.    Financial Statements and Exhibits

      (c)  Exhibits.
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           2.1    Agreement and Plan of Merger dated January 30, 2001 among the
                  Company, Company Sub and Target.

           4.1 Registration Rights Agreement dated March 2, 2001 among the Company and the former stockholders of Target.

           20.1 Press Release dated January 31, 2001 announcing "Loudeye Announces Agreement to Acquire DiscoverMusic."

           20.2 Press Release dated March 2, 2001 announcing "Loudeye Completes Acquisition of DiscoverMusic."

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             LOUDEYE TECHNOLOGIES, INC.
                                             (Registrant)


Date: March 13, 2001                          By: /s/ Brad Berg
      -------------------                         -------------------------
                                                 Brad Berg
                                                 Chief Financial Officer


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                               INDEX TO EXHIBITS



Exhibit
Number                        Description
------                        -----------

2.1 Agreement and Plan of Merger dated January 30, 2001 among the Company, Company Sub and Target.

4.1 Registration Rights Agreement dated March 2, 2001 among the Company and the former stockholders of Target.

20.1 Press Release dated January 31, 2001 announcing "Loudeye Announces Agreement to Acquire DiscoverMusic."

20.2 Press Release dated March 2, 2001 announcing "Loudeye Completes Acquisition of DiscoverMusic."

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